Exhibit 99.1

February 27, 2017

Mr. Thomas A. James
c/o Raymond James Financial, Inc.
880 Carillon Parkway
St. Petersburg, FL 33716

Re: Letter Agreement

Reference is hereby made to that certain Agreement, dated December 23, 2009, between Raymond James Financial, Inc. (“Company”) and Thomas A. James (“Chairman Emeritus”), regarding service as Chairman of the Board after his retirement as Chief Executive Officer, filed as Exhibit 10.15 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on February 9, 2010 (the “Letter Agreement”).

WHEREAS, each of the Company and the Chairman Emeritus has fulfilled all of its or his obligations under the Letter Agreement;

NOW, THEREFORE, the Letter Agreement is hereby terminated and shall be deemed of no further force or effect; provided, however, that notwithstanding the termination of the Letter Agreement, the Company shall continue to have any and all rights under applicable law or Company policies in effect from time to time, including the rights of reduction, cancellation, forfeiture or recoupment with respect to amounts paid pursuant to the Letter Agreement.

IN WITNESS WHEREOF, each of the Company and the Chairman Emeritus has executed this agreement, effective as of the date hereinabove written:

RAYMOND JAMES FINANCIAL, INC.		CHAIRMAN EMERITUS

By:	/s/ Paul C. Reilly	/s/ Thomas A. James
Name:	Paul C. Reilly	Thomas A. James
Title:	Chairman and Chief Executive Officer